                                                                    EXHIBIT 10.3


                            DATED 1ST SEPTEMBER 1998








                           SAFETY 1st (EUROPE) LIMITED

                                   as borrower

                                       AND

                            BNY INTERNATIONAL LIMITED

                                    as lender








                         -------------------------------

                                 LOAN AGREEMENT

                        --------------------------------














                                WILDE & PARTNERS
                                 10 JOHN STREET
                                 LONDON WC1N 2EB
                                TEL 0171 831 0800
                                FAX 0171 430 0678
                                  DX 428 LONDON



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                                    CONTENTS

No:

1    CONSTRUCTION

2    THE FACILITIES

3    TERM & DRAWDOWN

4    CONDITIONS PRECEDENT & CONDITIONS SUBSEQUENT

5    INTEREST & FEES

6    REPAYMENT

7    PREPAYMENT

8    DEFAULT INTEREST

9    PAYMENTS

10   CHANGES IN CIRCUMSTANCES & INCREASED COSTS

11   REPRESENTATIONS & WARRANTIES

12   FINANCIAL INFORMATION

13   COVENANTS

14   SPECIAL CONDITIONS

15   EVENTS OF DEFAULT

16   ASSIGNMENT AND TRANSFER

17   NOTICES

18   WAIVERS

19   EXPENSES

20   ILLEGALITY

21   SET-OFF

22   GOVERNING LAW

23   DEMANDS & NOTIFICATION BINDING

24   POWER OF ATTORNEY


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SCHEDULE 1

Pre-Conditions Documents

SCHEDULE 2

Special Conditions relating to the Inventory Facility

SCHEDULE 3

Inventory Monitoring Fee

SCHEDULE 4

(Form of Inventory Valuation)

Form of Inventory Designation


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THIS LOAN AGREEMENT is made the 1ST day of SEPTEMBER 1998


BETWEEN

(1) SAFETY 1st (EUROPE) LIMITED whose registered office is at 1st Floor, 180 Fleet Street, London EC4A 2HD ("the Borrower"); and

(2) BNY INTERNATIONAL LIMITED whose registered office is at Sovereign House, Church Street, Brighton, BN1 1SS ("BNY")

WHEREAS

BNY has agreed to make available to the Borrower an invoice discounting facility and a loan facility upon the terms and subject to the conditions set out in this Agreement and the Invoice Discounting Agreement.

IT IS AGREED as follows:-

1.       CONSTRUCTION

1.       DEFINITIONS

         In this Agreement, unless the context otherwise requires, the following words and expressions will have the meaning set out opposite them:-

         "Advance"                 means the principal amount of each advance
                                   made or to be made under the Facilities (or either of them) as from time to time reduced by repayment or prepayment, and "Advances" means all of them;

"Agreement"                       means this agreement as the same may be
                                  amended or supplemented in writing by the parties from time to time and shall include the Schedules hereto;

"Available Inventory Facility"    means the Inventory Facility less the
                                  outstanding Inventory Advances;

"Business Day"                    means the day (other than a Saturday or
                                  Sunday) on which banks are open in London for business of the nature required for the purposes of this Agreement;

"Default Rate"                    means the rate which is 2 per cent per annum
                                  above the Interest Rate

"Direct Obligations"              means the aggregate of the Facilities, the
                                  aggregate amount payable by the Borrower in the event of BNY exercising its right of recourse under the Invoice Discounting
                                  Agreement and any other amounts directly (but not contingently) owed by the Borrower or any other Obligor to BNY;

"Drawdown Date"                   means any date after compliance with Schedule
                                  1 and in respect of the Inventory Facility after compliance with the first sentence of
                                  Schedule 2 and in each case with Clause 4 on which the whole or any part of the Facilities are drawn hereunder;

"Eligible Inventory"              means the Inventory of all finished goods,
                                  work in progress and raw materials, located at the headquarters and warehouse locations (as such locations are agreed by BNY from time to time) of the Borrower which is in good
                                  condition and is readily saleable at prices not less than the lower of cost or market value as such criteria may be revised from time to time by BNY at BNY's sole discretion;

"Environmental Approval"          means any permit, licence, approval, ruling,
                                  exemption or other authorisation required under applicable Environmental Laws;

"Environmental Laws"              means any and all laws, rules, orders,
                                  regulations, statutes, ordinances or codes of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, in relation to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, as now or may at any time hereafter be in effect;

"Event of Default"                means any of the events specified in
                                  Clause 15;

"Facilities"                      means the Inventory Facility and the Invoice
                                  Discounting Facility and "Facility" means either of them;

"Facilities Limit"                means the aggregate utilisation of the
                                  Facilities from time to time by the Borrower which utilisation shall (subject to the limit of each Facility) not at any time exceed
                                  (pound)2,500,000 (two million five hundred thousand pounds);

"Governmental Authority"          means any nation or government, any
                                  state or political sub-division thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing;

"Group" means the Borrower and all of its Subsidiaries (excluding EEZI Air Services Limited Companies Registration Number 2481657) and any Subsidiaries of such Subsidiaries from time to time and "member of the Group" or "Group Company" means any of them;

"Interest Payment Date"           means the last Business Day of each calendar
                                  month after the date hereof,

"Interest Rate"                   means the rate which is 2 per cent per
                                  annum for the first 12 months from date of execution of this Agreement and thereafter
                                  2.25 per cent per annum above the Base Rate of Lloyds Bank Plc as fluctuating from time to time, charged on the balance outstanding from day to day, debited to the Loan Account monthly in arrears and compounded monthly;

"Inventory"                       means the Unencumbered unsold finished goods,
                                  work in progress and raw materials of the Borrower but there being excluded from such definition Inventory in transit to the premises of the Borrower or Inventory which has been sold to customers or constructively delivered to customers or which is subject to any rights in favour of creditors or the subject of a reservation of title in favour of any third party or subject to any conditional delivery to the Borrower;

"Inventory Advance"               means the principal amount of each advance
                                  made under the Inventory Facility as from time to time reduced by repayment or prepayment, and "Inventory Advances" means all of them;

"Inventory Facility"              means the inventory facility to be made
                                  available by BNY to the Borrower pursuant to Clause 2.2. 1;

"Inventory Maturity Date"         means, in relation to the Inventory Facility,
                                  the date on which:-

                                  (a)  the Inventory Facility is voluntarily
                                       terminated by the Borrower or BNY


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                                       giving not less than 60 days prior
                                       written notice of termination to the
                                       other party provided that such notice
                                       cannot be given by either party prior to the third or any subsequent annual anniversary of the date hereof; or

                                  (b) BNY notifies the Borrower at any time in writing of termination of the Inventory Facility pursuant to Clause 15;

"Inventory Monitoring Fee"        means the fee referred to in Clause 5.4 and
                                  Schedule 3;

"Inventory Valuation"             means a certificate signed by a director of
                                  the Borrower as to the value of the Inventory in the form shown in Schedule 4 (or in such other form as BNY shall from time to time reasonably require) and, at BNY's option, a valuation thereof by a qualified valuer nominated by BNY;

"Invoice Discounting Agreement"   means the agreement in a form acceptable to
                                  BNY dated on or before the date of this
                                  Agreement made between BNY and the Borrower in relation to the Invoice Discounting Facility;

"Invoice Discounting Facility"    means the invoice discounting facility of up
                                  to (pound)2,500,000 less the aggregate amount outstanding from time to time under the Inventory Facility to be made available by BNY to the Borrower pursuant to the Invoice
                                  Discounting Agreement;

"Loan Account"                    means an account or accounts in the name of
                                  the Borrower with BNY opened in connection with the Inventory Facility ;

"Loan Account Balance"            means the debit balance on the Loan Account
                                  from time to time;

"Materials of                     means chemicals, pollutants, contaminants,
Environmental Concern"            wastes, toxic substances, petroleum and
                                  petroleum products and distillates, and all hazardous substances defined or regulated as such in or under any Environmental Law;

"Obligors"                        means the Borrower and each other member of
                                  the Group which has undertaken (or in the future undertakes) obligations to BNY pursuant to one or more of the Security Documents, and "Obligor" means any of them;

"Preferential Creditors"          means those creditors of an Obligor who, upon
                                  the insolvency of such Obligor would have preference or priority to payment over the holder of a floating charge;

"Prior Chargeholders"             means the holder or beneficiary of any




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                                  mortgage, charge, trust, lien, reservation of
                                  ownership, security interest or any other interest affecting the absolute and unfettered ownership of the charged property;

"Reserves"                        means such amounts of the Inventory or its
                                  proceeds of sale as BNY from time to time in its reasonable discretion determines might be unavailable to it upon the enforcement of BNY's security;

"Security Documents"              means those documents listed in Part II of
                                  Schedule 1 and any other documents for the time being securing (directly or indirectly) all or any of the Borrower's obligations under this Agreement and/or all or any other obligation (present or future, actual or contingent) of an Obligor to BNY and references to any such documents shall include the same as varied or amended in writing by the parties thereto from time to time;

 "Subsidiary"                     means:-

                                  (a) a subsidiary as defined in Section 736 of the Companies Act 1985; and

                                  (b)  a subsidiary undertaking as defined in
                                       Section 21 of the Companies Act 1989;



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

 "Transaction Documents"          means this Agreement, the Invoice Discounting
                                  Agreement and the Security Documents, ;

 "Unencumbered"                   means not subject to any mortgage, charge,
                                  trust, lien, reservation of ownership,
                                  security interest or any other interest
                                  affecting the Company's absolute and
                                  unfettered ownership;

 "Unused Line Fee"                means the sum equal to 0.5 per cent per
                                  annum of the average monthly difference
                                  between the Facilities Limit and:-

                                  (i) (for the first period of 12 months after the Commencement Date) (pound)1,200,000 (one million two hundred thousand pounds); and

                                  (ii)  (for the second period of 12 months
                                        after the Commencement Date),
                                        (pound)1,750,000 (one million seven
                                        hundred and fifty thousand pounds); and

                                  (iii) (for the third period of 12 months after
                                        the Commencement Date), (pound)2,500,000
                                        (two million five hundred thousand
                                        pounds).

                                  where the amounts detailed in (i), (ii) and
                                  (iii)



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

                                 above exceed the Facilities Limit at the relevant time.


2.       INTERPRETATION

Any reference in this Agreement to:-

1. a Clause, sub-clause or schedule shall (except where the context otherwise requires) be construed as a reference to the relevant clause or sub-clause in or schedule to (and forming a part of) this Agreement;

2. a person shall include a body corporate, individual, firm or an unincorporated body of persons (as the case may be);

3. the singular shall include the plural and vice-versa and the masculine, the feminine and the neuter;

4. any statutory provision shall be deemed to mean and to include a reference to any modification, consolidation or re-enactment thereof for the time being in force and any analogous provision or rule under any applicable law;

5. "Borrower" and "BNY" shall, where the context admits, include their respective personal representatives, successors in title or permitted assigns (whether immediate or derivative);

6. any reference herein to any document, including to this Agreement includes such document as amended, novated, supplemented, substituted, extended, assigned or replaced from time to time and includes any document which is supplemental hereto or thereto;

7.   the meaning of general words introduced by the word "other" and the word




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     "otherwise" shall not be limited by reference to any preceding words or enumeration including a particular class of acts, matters or things;

8. where a word or phrase has to be considered in relation to a jurisdiction outside England and there is no exact equivalent of such word or phrase then it shall have the meaning of the closest equivalent in such jurisdiction;

9. words and expressions defined in the Invoice Discounting Agreement shall have the same meanings when used in this Agreement;

10. "indebtedness" includes any obligation (whether incurred as principal, guarantor or surety) for the payment or repayment of money, whether present or future, actual or contingent.

The headings in this Agreement are inserted for convenience only and shall not affect its construction or interpretation.

Any right or power which may be exercised or any determination which may be made hereunder by BNY may be exercised or made in the absolute and unfettered discretion of BNY which shall not be under any obligation to give reasons therefor.

2.   THE FACILITIES

1. On the terms and subject to the conditions of this Agreement, BNY will make available to the Borrower the Facilities which shall when aggregated with the total of all other Direct Obligations at no time exceed an aggregate amount of (pound)2,500,000 (two million five hundred thousand pounds) and otherwise shall be in accordance with the remaining provisions of this Clause 2.

2. On the terms and subject to the conditions of this Agreement, BNY agrees to make available to the Borrower:-


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      1.    an Inventory Facility in a principal amount equal to the lesser of
            (1) (pound)1,250,000, and (2) a principal sum equal to 60% of the aggregate of the book value of (a) finished goods forming part of the Eligible Inventory and (b) raw materials forming part of the Eligible Inventory (in each case as evidenced by the most recently delivered Inventory Valuation) less Reserves and any liability estimated by BNY (acting reasonably) as being owed by the Borrower to Preferential Creditors; and

      2. an Invoice Discounting Facility in a principal amount of (pound)2,500,000 on the terms and conditions of the Invoice Discounting Agreement.

      3.    The Facilities will be used by the Borrower:-

            1.    to fund the working capital requirements of the Group; and

            2.    for such other purposes as BNY shall agree;

            but BNY shall not be bound to enquire as to, nor shall it be responsible for, the use or application by the Borrower of all or any part of the Facilities.

3.   TERM AND DRAWDOWN

Subject to Clause 4, the Facilities shall be available for drawing by the Borrower as follows:-

1. the Inventory Facility shall be available for drawing each month up to (and including) the date falling 5 Business Days prior to the Inventory Maturity Date. Only one tranche may be drawn in any one calendar month unless BNY otherwise agrees. Any advance requested under the Inventory Facility shall not


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     exceed the Available Inventory Facility; and

2. the Invoice Discounting Facility shall be available for drawing subject to and upon the terms and conditions of the Invoice Discounting Agreement.

4.   CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

The Facilities will only be available for drawing under Clause 3 if:-

1. BNY has received, in form and substance satisfactory to it, all of the documents and evidence listed in Parts I and II of Schedule 1 and any listed and set out in Schedule 2;

2. there is no Event of Default and no event has occurred which, with the lapse of time or giving of notice or both, would constitute an Event of Default;

3. the representations and warranties set out in Clause 11 are true and accurate in all material respects as of the date of the proposed Drawdown Date and would remain true following such drawdown;

4. other than in respect of the first drawing hereunder, the Borrower has given BNY at least two Business Days' prior written notice of its intention to make the relevant drawing and specifying to BNY the account number to which the funds are to be remitted;

5.   the Borrower acknowledges that any notice given in accordance with Clause
     4.4 shall be irrevocable and shall oblige the Borrower to borrow the amount specified on the relevant Drawdown Date;

6.   the requirements set out in Schedule 2 have been complied with; and



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7.   the Borrower shall have entered into the Invoice Discounting Agreement and the Invoice Discounting Agreement is then in full force and effect and the Borrower is not in default thereunder.

5.   INTEREST AND FEES

1. Interest on the Inventory Facility will be charged on the Loan Account Balance at the Interest Rate and will be debited to the Loan Account on each Interest Payment Date.

2. Interest on the Inventory Facility shall be paid in accordance with Clause 9.

3. Interest on the Inventory Facility shall accrue from day to day and shall be computed on the basis of a 365 day year and the number of days elapsed.

4.   The Inventory Monitoring Fee shall be payable in accordance with
     Schedule 3.

5. BNY shall debit to the Loan Account an arrangement fee of (pound)12,500 upon the date of this Agreement.

6. BNY shall debit to the Loan Account on the first Business Day of the following month any Unused Line Fee due in respect of the immediately preceding month.

7. Early Termination Fee: If this Agreement is terminated prior to the third anniversary of the Commencement Date, the client shall pay to BNY on such termination a sum equal to:

     (i) 3% of the Facilities Limit if terminated on or prior to the first anniversary of the Commencement Date; or

     (ii)   2% of the Facilities Limit if terminated on or prior to the second



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            anniversary of the Commencement Date; or

     (iii) 1% of the Facilities Limit if terminated on or prior to the third anniversary of the Commencement Date.

6.   REPAYMENT

The Inventory Facility shall terminate on the Inventory Maturity Date, and all amounts outstanding hereunder in respect of the Inventory Facility shall be repaid on that date.

7.   PREPAYMENT

1. The Borrower may voluntarily prepay the whole (but not part) of the Inventory Facility provided that (1) BNY has received from the Borrower not less than 60 days prior written notice of the proposed date of prepayment,
     (2) such written notice cannot be given by the Borrower prior to the third anniversary of the date hereof and (3) on receipt of such written notice, the whole (but not part) of the Inventory Facility shall become prepayable by the Borrower on such proposed prepayment date. Such written notice when given shall be irrevocable.

2. Any amount prepaid may not be re-borrowed and shall be applied by BNY in repayment of amounts debited to the Loan Account in such order as BNY shall, in its absolute discretion, deem appropriate.

3. If at any time the aggregate outstanding amount of the Inventory Advances exceeds in accordance with Clause 2.2.1 60% of the aggregate of the book value of (a) finished goods forming part of the Eligible Inventory and (b) raw materials forming part of the Eligible Inventory (in each case as evidenced by the most recently delivered Inventory Valuation) less Reserves and any liability estimated by BNY (acting reasonably) as being owed by the Borrower to



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     Preferential Creditors, the Borrower shall promptly prepay to BNY such amount as is necessary to ensure that the aggregate amount of outstanding Inventory Advances is, after such prepayment, equal to or less than the said 60% and until such prepayment no further Advances shall be made under the Inventory Facility.

4. Any notice of prepayment of the whole of the Inventory Facility shall, in addition, be deemed to be a notice of termination under clause 19.1 of the Invoice Discounting Facility.

8.   DEFAULT INTEREST

     INTENTIONALLY LEFT BLANK

9.   PAYMENTS

1.   The Borrower will make all payments due under this Agreement:-

     1.     in cleared funds for value on the relevant date; and

     2. without set-off or counterclaim and, except when required by law, without any deduction for taxes or for any other reason. If the Borrower is compelled by law to make any deductions, the Borrower shall pay such additional amounts ("Additional Amounts") as are necessary to ensure receipt by BNY of the full amount which BNY would have received but for such deduction. Without prejudice to the foregoing, in the event of any such deduction for tax, the Borrower will within 7 days of effecting any such deduction provide BNY with any appropriate certificate (Rl85 or similar certificate) in favour of BNY in relation to such tax deduction and shall provide BNY with evidence satisfactory to BNY of payment to the Inland Revenue of the tax deducted within 7 days of the due date for



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            payment of the same to the Inland Revenue. On receipt by BNY of such appropriate certificate, BNY shall repay to the Borrower an amount equal to the relevant Additional Amounts.

     3. BNY shall be entitled (and is hereby authorised by the Borrower) to debit all payments (including, without limitation, principal and interest) due under this Agreement or any of the Security Documents either to the Loan Account or any other account(s) of the Borrower with BNY.

10.  CHANGES IN CIRCUMSTANCES AND INCREASED COSTS

1. If at any time it becomes unlawful or impossible for BNY to advance, maintain or fund the whole or any part of the Facilities or the Loan Account Balance BNY may at any time by written notice to the Borrower require the Borrower to repay the whole or any part of the Facilities or the Loan Account Balance immediately, together with any outstanding interest and all other sums due under this Agreement and the Security Documents.

2. The Borrower shall pay to BNY on demand such amount as BNY may from time to time certify as being necessary to compensate it for any increase in the cost of funding the Facilities or the Loan Account Balance or for any reduction in the rate of return under this Agreement, incurred by BNY as a result of compliance with any official directives, requirements or requests of any regulatory authority (whether or not having the force of law) or any law or regulation (including, without limitation, those relating to reserve assets, special deposits, taxes (other than tax on its overall net income), capital adequacy and/or asset ratios).

11.  REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants in relation to itself and each other Obligor that:-



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
1. it is a limited liability company incorporated under the laws of England and Wales and has the power to own its property and assets and carry on its business as it is now being and will be conducted;

2. it has the power to enter into and perform its obligations under each of the Transaction Documents to which it is a party and all necessary action (corporate or otherwise) has been taken to authorise its unconditional entry into and performance of its obligations under each of the Transaction Documents to which it is a party and the borrowing of the Facilities upon the terms and conditions contained herein;

3. all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters required in connection with the entry into, performance and validity of the Transaction Documents, the borrowing of the Facilities and the granting of the Security Documents have been obtained and are in full force and effect, and any requirements thereof have been or will be at the appropriate time complied with or fulfilled;

4. the Transaction Documents to which it is party constitute its legal, valid, binding and enforceable obligations;

5. the entry into and performance of the Transaction Documents to which it is party and the transactions contemplated hereby and thereby do not and will not conflict with (i) any law or regulation or any official or judicial order, or (ii) its Memorandum or Articles of Association; or (iii) any agreement or document to which it is a party or which is binding upon it or its assets;

6. no member of the Group is in default under any agreement to which it is a party which may have a material adverse effect on it as a whole, no petition has been presented or effective resolution passed for the winding-up of any member of the Group nor has any other step under the Insolvency Act 1986 been taken against any Group Company and no litigation, arbitration or administrative proceedings are current or pending or threatened (save for any litigation disclosed to BNY prior to the date of this Agreement) which might affect the ability of an Obligor to perform and observe the obligations and provisions binding upon it under the Transaction Documents (or any of them);

7. it is not aware of any material fact or circumstances that has not been disclosed to BNY which, if disclosed, would be likely at the date of this Agreement to be relevant in relation to (1) any material liability of or which may become due to BNY in its capacity as lender under this Agreement or (2) in respect of Environmental Laws;

8. it is in all material respects in full compliance with all Environmental Laws as presently applied and enforced which are currently applicable to its operations and all Environmental Approvals required in respect thereof have been obtained from the appropriate authorities and are in full force and effect;

9. the financial and other business information furnished to BNY from time to time under this Agreement and/or the Security Documents :-

     1. is true and accurate in all material respects and does not contain any misstatement or omit any material fact; and

     2. in the case of audited accounts gives a true and fair view of the results and financial position for the relevant period for the Borrower and since then there has been no material adverse change in the business, assets, conditions and operation of the Borrower;

10. all of its assets, property and undertaking are Unencumbered (other than as constituted by the Security Documents or liens arising by operation of law or contract in the ordinary course of business the rights to which have not been



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
     asserted) and it is not a party to, nor are its assets bound by any order, agreement or instrument under which it is, or in certain events may be, required to create, assume or permit to arise any mortgage, charge or encumbrance;

11. no Event of Default has occurred or is outstanding and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default; and

12. no litigation, arbitration or administrative proceeding or claim exists which might reasonably be expected to have by itself or together with any other such proceedings or claims either:-

     1. a material adverse effect on the business, assets or condition of an Obligor; or

     2. a material adverse effect on the ability of an Obligor to observe or perform its obligations under the Transaction Documents (or any of them), is current or pending or, to the best of the knowledge of the Borrower, threatened.

The representations and warranties set out in this Clause 11 shall be deemed to be repeated on each Drawdown Date and on each Interest Payment Date with reference to the facts and circumstances then subsisting as if made at each such time.

12.  FINANCIAL INFORMATION

1. As soon as available and in any event within 120 days after the end of each of its financial years the Borrower will deliver to BNY copy audited accounts of the Borrower as at the end of such financial year which shall have been audited or certified by an accountant acceptable to BNY.



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
2. No later than 28 days after the end of each calendar month the Borrower will deliver to BNY monthly management accounts for the most recent calendar month certified as true and correct in all material respects by the Financial Director of the Borrower.

3. If required by BNY the Borrower will provide to BNY within 30 days after the end of any financial half year of the Borrower an Inventory Valuation signed by the Financial Director of the Borrower or, if required by BNY, by the Borrower's auditor.

4. From time to time the Borrower will provide to BNY annual projections and monthly cash flow statements at the time and in the form required by BNY. At BNY's option those projections and/or cash flows will be compiled by an independent accountant reasonably acceptable to BNY.

5. Notwithstanding the specific provisions set out in Clauses 12.1 to 12.4 (inclusive) BNY reserves the right so long as the Facilities (or either of them) remain in place to require the Borrower to provide BNY (at the Borrower's cost) with such financial information or other information about the Borrower as BNY may from time to time reasonably require.

13.  COVENANTS

So long as the Facilities (or either of them) remain in place:-

1.   no member of the Group shall without BNY's prior written consent:-

     1. create or permit to subsist any mortgage, charge, assignment, right of set-off or other form of encumbrance whatsoever over any of its assets, property or undertaking (except pursuant to the Security Documents to which it is a party); or

     2. make any loans or otherwise make credit (other than normal trade credit) available to any person or grant any guarantee (except pursuant to the Security Documents); or

     3. by one or a series of transactions, whether related or not, sell or otherwise dispose of all or any material part of its property, assets or undertaking including without limitation by any form of sale and leaseback or factoring (except in the normal course of it business).

2. the Borrower will promptly notify BNY if any Event of Default arises under Clause 15 and of anything which might result in an Event of Default ;

14.  SPECIAL CONDITIONS

The Borrower agrees to perform, observe and comply with any special conditions set out in Schedule 2 and also to provide BNY with any documents required by BNY as set out in Part II of Schedule 1.

15.  EVENTS OF DEFAULT

In the event that:-

1. any Obligor fails to pay on the due date any amount payable by it under this Agreement or under any other agreement with BNY (including, without limitation, the Invoice Discounting Agreement) or under any Security Documents to which it is a party or any of them; or

2.   any Obligor:-

     1. fails to comply with any of its obligations in Clause 13.1.1 (negative pledge); or

     2. fails to perform any of its respective obligations under this Agreement or any other agreement with BNY (including, without limitation, the Invoice Discounting Agreement) or the Security Documents or any of them (other than those specified in Clause 15.1 or 15.2.1) and where such failure is capable of remedy fails to remedy the same within 14 Business Days of a notice from BNY requiring such remedy; or

3. any representation, warranty or statement made under or in connection with this Agreement or any other agreement with BNY (including, without limitation, the Invoice Discounting Agreement) or the Security Documents or any of them is or proves to be untrue in any material respect on the date as of which it was made or deemed to be made or repeated; or

4. any other of an Obligor's present or future indebtedness is declared or becomes capable of being declared due and payable prior to the stated maturity thereof or is not paid on the due date therefor or the relevant Obligor falls to pay when due any amount payable by it under any present or future guarantee or indemnity or the security therefore becomes enforceable; or

5. a distress or other execution is levied against any part of an Obligor's property or assets or undertaking; or

6.   the Company:-

     1.     is deemed to be unable to pay its debts within the meaning of
            Section 123 of the Insolvency Act 1986 or any statutory modification or re-enactment thereof, or

     2. shall convene a meeting of or shall propose or enter into any arrangement or composition for the benefit of its creditors generally; or

     3. ceases or threatens to cease to carry on all or a substantial part of its business or disposes of or threatens to transfer or dispose of the whole or a substantial part of its undertaking or assets (other than in the normal course of trading); or

7. an encumbrancer takes possession of or a receiver, liquidator, administrative receiver, administrator or similar officer is appointed in respect of all or any part of the Company's undertaking, property or assets or any part of such assets is subject to diligence, distress, attachment or other form of legal enforcement; or

8. any order is made, petition presented (unless the Borrower demonstrates to the satisfaction of BNY that the petition is vexatious and frivolous and is discharged within 7 Business Days) or effective resolution passed for the winding-up (except for the purposes of amalgamation or reorganisation (not involving or arising out of insolvency) the terms of which shall have received BNY's prior written approval) of the Company or any order is made or petition presented for the appointment of an administrator in relation to the Company; or

9.   it becomes impossible or unlawful:-

     1. for an Obligor or any member of the Group to perform any of its respective obligations contained in the Transaction Documents or any of them; or

     2. for BNY to exercise any of its rights under this Agreement and/or the Invoice Discounting Agreement and/or the Security Documents or any of them; or

10.  this Agreement and/or the Invoice Discounting Agreement and/or the Security

     Documents or any of them does not come into or ceases to be in full force and effect or is not for any reason valid and binding upon and enforceable in all respects against an Obligor or BNY is of the opinion on reasonable grounds that any security conferred thereby is or may be in jeopardy; or

11. BNY is of the opinion on reasonable grounds that there has been a material adverse change in the Borrower's trading or financial position or condition; or

12. anything is done or permitted or omitted to be done by an Obligor which BNY reasonably believes may materially impair the security created by the Security Documents and/or prejudice or detract from an Obligor's ability to perform the obligations contained in the Transaction Documents or any of them; or

13. subject to clause 15.18 below any of the events specified in Clauses 15.4 to 15.11 above occurs in relation to any other company which is a subsidiary or holding company of the Borrower, or which is a subsidiary of any such holding company (if any); or

14. BNY is not furnished with all (or any) information required to be delivered to it at the time indicated in Clause 12; or

15. the Invoice Discounting Agreement is terminated for any reason or the Borrower is in default of obligations under the Invoice Discounting Agreement in circumstances which give BNY the immediate right to terminate the Invoice Discounting Agreement; or

16.  BNY exercises its rights pursuant to a request in accordance with Clause
     19.3.2 of the Invoice Discounting Agreement; or


17. if there is any change of control of the Borrower (which for these purposes shall mean a change in the beneficial ownership of 50% or more of the issued share capital of the Borrower by any person); or

18. Safety 1st Inc now or at any time hereafter breaches or otherwise commits an event of default under any agreement to which it and BNY Financial Corporation are parties which results in monies owed by Safety 1st Inc being declared due and payable by any party to any such agreement;

     then, in any such event BNY may by notice in writing (1) terminate the Facilities (or any of them) and/or (2) declare the Loan Account Balance and any other amounts due hereunder immediately due and payable, whereupon the Borrower will immediately comply with such demand by repaying the Loan Account Balance together with all outstanding Interest and any other amounts due under the Transaction Documents.

16.  ASSIGNMENT AND TRANSFER

     1. The Borrower may not transfer or assign any of its rights under the Transaction Documents to which it is a party or any of them.

     2. BNY may, without notice, transfer or assign all or any part of and/or grant co-participation in the Facilities (or either of them) and/or the Security Documents to any company, person or body and the Borrower hereby irrevocably consents to any such transfer, assignment or participation (and the disclosure by BNY to a transferee assignee or participant of any information about the Borrower and the Facilities as BNY may consider appropriate) and undertakes to execute any documentation BNY may require to effect any such transfer or assignment or participation.

17.  NOTICES

Any notice by BNY to the Borrower shall be sent to the address or telefax number and marked for the attention set out on the signature page to this Agreement or such other address or telefax number as may from time to time be notified by the Borrower to BNY in accordance with this clause and shall be deemed duly given, if delivered personally or sent by facsimile, when so delivered or sent and, if sent by first class, registered or recorded delivery post, two days after the notice is posted. Notices to BNY shall be sent to the address specified above or such other address as may be notified by BNY to the Borrower in writing and shall be effective on actual receipt by BNY.

18.  WAIVERS

No failure or delay by BNY in exercising any right, power or privilege under the Transaction Documents or any of them shall operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or prejudice any other or further exercise by BNY of any of its rights or remedies under the Transaction Documents or any of them. Such rights and remedies are cumulative and not exclusive of any right or remedy provided by law.

19.  EXPENSES

1. The Borrower shall pay to BNY on demand on a full indemnity basis whether or not there is a drawing under the Facilities (or either of them):-

     1. all funding breakage costs and/or costs in relation to arrangements incurred by BNY in connection with the funding of the Loan Account Balance and/or the Facilities (or any of them);

     2. any stamp documentary registration and other similar duties or taxes in connection with the Transaction Documents or any of them;

     3. all costs and expenses incurred in connection with the negotiation or enforcement of the Transaction Documents (including legal fees, charges, disbursements, survey and valuation fees, and value added tax) and BNY's costs and fees in administering the Facilities and/or the Loan Account; and

     4.     the Inventory Monitoring Fee;

     5.     any Unused Line Fees.

     On non-payment to BNY of any of the above amounts BNY is entitled to debit such amounts either to the Loan Account or any other account(s) of the Borrower with BNY.

2. The Borrower shall also indemnify BNY against any loss or expense incurred by it as a consequence of the occurrence of any non-payment.

20.  ILLEGALITY

If any of the provisions of the Transaction Documents become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

21.  SET-OFF

In addition to any right of set-off or other similar right to which BNY may be entitled in law, BNY (through any of its branches) may at any time and without notice to the Borrower combine and consolidate all or any of the accounts between the Borrower and BNY and/or set-off any monies and in any currency whatsoever, which BNY may at any time hold for the account of the Borrower, against any liabilities whatsoever which may be due or accruing due to BNY from the Borrower.

22.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with English law and the Borrower hereby submits to the exclusive jurisdiction of the English Courts.

23.  DEMANDS AND NOTIFICATION BINDING

Any demand notification or certificate given by BNY in writing and signed by a duly authorised officer of BNY specifying any rate of interest or any amounts due and payable under or in connection with any provision of the Transaction Documents or any of them shall be conclusive and binding upon the Borrower and in any proceedings against the Borrower shall be conclusive evidence of such rate of interest or amounts so due and payable unless the Borrower objects thereto within 30 days.

24.  POWER OF ATTORNEY

For the purpose of enabling BNY to exercise more readily and beneficially the powers conferred on BNY hereunder the Borrower hereby irrevocably appoints BNY and its directors and officers from time to time jointly and each of them severally to be the Attorney of the Borrower for the purpose of executing all such deeds and documents performing all such acts and things in the name of the Borrower as may be expedient for the exercise by BNY of any of its said powers or to secure the performance of any of the Borrowers obligations hereunder.

IN WITNESS whereof the parties have executed this Agreement as a Deed on the date set out above.

                                   SCHEDULE 1

                            PRE-CONDITIONS DOCUMENTS

                                  (CLAUSE 4.1)

                                     PART I



(1) Certified copy board resolutions of each Obligor approving and authorising the execution of the Transaction Documents (and containing specimen signatures of the person(s) authorised to execute the same ).

(2)  A certified true copy of the Certificate of Incorporation of each Obligor.

(3) A certified true and up-to-date copy of the Memorandum and Articles of Association of each Obligor.

(4) Such other documents, licences, waivers, approvals, resolutions and evidence as BNY and its advisers shall deem necessary or advisable and notified to the Borrower prior to the date hereof .

(5) Originals (duly addressed to the satisfaction of BNY including confirmation from the person producing the report that the same may be relied upon by the successors, assignees and transferees) of:-

     (a) an Inventory Valuation;

     (b) the Invoice Discounting Agreement;

     (c) the Security Documents.

(6) Executed blank stock transfers in respect of all shares charged under the Security Documents.

(7) Evidence that the insurances required to be taken out pursuant to paragraph 3 of Schedule 2 and/or the Security Documents have been (or will on Completion be) taken out and are in full force and effect.

(8) A Waiver (in a form acceptable to BNY) of all or any reservation of title rights from Safety 1st Inc in respect of all or any Inventory supplied from time to time by Safety 1st Inc to the Borrower.

                                     PART II

                                  (CLAUSE 4.1)



(1) The originals of the documents listed in part VI of the Schedule to the Invoice Discounting Agreement duly executed by the Borrower and all other relevant parties where appropriate.

(2) Such other security or security documents and priority agreements, as BNY's advisers advise to be necessary or advisable in connection with the foregoing and notified to the Borrower prior to the date of this Agreement.

                                   SCHEDULE 2

              SPECIAL CONDITIONS RELATING TO THE INVENTORY FACILITY


1. Within seven days of the last Business Day of each month the Borrower will render an Inventory Valuation in respect of its Inventory and Preferential Creditors as at such Business Day. From time to time the Borrower will repay on demand that portion of the Inventory Facility which when added to the Preferential Creditors and the Aggregate Prepayment (as defined in the Invoice Discounting Agreement) exceeds the amount of such Inventory Valuation.

2. The Borrower irrevocably authorises BNY to debit any account which the Borrower may have with BNY with all or any amounts due to BNY in connection with the Facilities and/or to set off any such amount against any amount payable to the Borrower by BNY.

3. The Borrower will at all times keep the Inventory in a good state of repair and insured with some insurance office approved by BNY (such approval not to be unreasonably withheld or delayed) against loss or damage by accident, fire and theft and such other risks as BNY may from time to time reasonably require to the full insurance value of such Inventory and with BNY noted upon such policy as loss payee. The Borrower will duly pay all premiums and other sums for this purpose and produce the receipts therefor to BNY upon reasonable request. In default of such payment BNY shall be at liberty (but shall not be obliged) to pay the said premiums and sums and the same shall thereupon be recoverable by BNY from the Borrower. Any sums received by the Borrower under such policy shall be held in trust for and payable on demand to BNY and may be applied by BNY in reduction of any amount owing by the Borrower to BNY on any account whatsoever.

4. The Borrower will at all times ensure that all of its Preferential Creditors are duly and punctually paid on the due dates for payment to them.

5. The Borrower will upon request advise BNY of the whereabouts of all Inventory and shall keep proper books of account and make true and proper entries of all dealings and transactions relating to Inventory and shall permit BNY and any person authorised by BNY at all reasonable times to inspect the same. BNY and any person so authorised shall have the right to enter upon any premises in which the Inventory or any part of it is for the time being kept or stored and may inspect the books and accounts and documents and shall at the expense of the Borrower supply to BNY or to such persons all information accounts and copies of documents as BNY or such person shall reasonably require.

6. All or any payments due and owing by the Borrower to Safety 1st Inc (howsoever arising) are to be paid on credit terms of not less than 60 days from the date of invoice or supply of Goods (whichever is the later). The Borrower will not vary or otherwise amend such terms and conditions of trade entered into with Safety 1st Inc without the prior written consent of BNY.

                                   SCHEDULE 3

                            INVENTORY MONITORING FEE



1. The Borrower shall pay an Inventory Monitoring Fee of fifteen thousand pounds ((pound)15,000) per annum by equal monthly instalments with payment due on the first Business Day in each month .

2. In the event that BNY determines that security monitoring and/or analysis of the Inventory is required additional to that originally contemplated by BNY (such determination being made by BNY at its sole discretion acting reasonably) the Borrower shall additionally pay to BNY on the first Business Day of each calendar month following any month in which BNY performs such additional security monitoring, namely any audit visit to any premises of the Borrower where the Borrower's financial records are maintained or where any Inventory or other collateral is kept or other business analysis the need for which is determined by BNY, an additional collateral monitoring fee in an amount equal to BNY's standard rate (currently four hundred pounds ((pound)400) per day) for each BNY person performing such monitoring plus all costs and disbursements incurred by BNY in the performance of such additional examination or analysis and the fees and expenses of outside auditors as billed.

3. BNY hereby gives notice to the Borrower that without prejudice to the generality of paragraph 2 BNY will require an audit visit each month for the first 3 months during which the Inventory Facility is operated.

                                   SCHEDULE 4

                          (FORM OF INVENTORY VALUATION)

                           INVENTORY DESIGNATION FORM


To:-  BNY International Limited                     ............................
                                                                  Date Submitted

      Sovereign House
      Church Street
      Brighton
      Sussex

Attention:....................                       (All figures in(pound)000s)


Pursuant to the loan agreement ("the Loan Agreement") relating to the Loan that you make available to us and to the mortgage debenture registered on the company that we have executed in your favour, we hereby represent and report to you with respect to our Inventory and to the Preferential Creditors outstanding as at the date of this Valuation. The terms used herein shall where the context requires have the same meanings as in the Loan Agreement.

I.   INVENTORY MOVEMENTS FOR THE MONTH

     The following is a record of the Inventory for the

     period _________________ through ________________









Opening Inventory as of:  ___________________                ___________________

Add Purchase for month                                       ___________________

Total goods available for sale                               ___________________

Less: Total Net Sales for Month  ___________________

Cost of Goods Sold                                           ___________________

Ending Inventory as of                                       ===================


II.  INVENTORY BREAKDOWN

________________________________________________________________________________
Locations              A     B     C     In     At Outside              Totals
                                                Transit Contractors
================================================================================
Raw Materials
________________________________________________________________________________
WIP
________________________________________________________________________________
Finished Goods
________________________________________________________________________________

________________________________________________________________________________
Totals
________________________________________________________________________________


LOCATIONS:


Address of locations:


A)
B)


Add additional location if necessary.


Identify any new locations. Attach listing of paid or unpaid, consigned and unconsigned, in transits by vessel, L/C, beneficiary and amounts and location of outside contractors or in bill/pack and hold.

Last Physical Inventory Check _________________ by________________________


Provide an estimate duty and freight on open L/C and in transits.

REPORTING BASIS - LOWER OF COST OR MARKET

Circle One:


BNY:     Reporting Basis - FIFO/LIFO/AVERAGE
GAAP:    Reporting Basis - FIFO/LIFO/AVERAGE


INSURANCE


Carrier: Max.  Insured Amount: ________________ Expires _______________


Agent:        Circle One: Insured at cost or selling price

              BNY-Name Loss Payee Yes_______ No_______



PREFERENTIAL CREDITORS


Creditor                Liability (pound)'000           Date of next payment
________________________________________________________________________________

PAYE
________________________________________________________________________________

VAT
________________________________________________________________________________

EMPLOYEE
________________________________________________________________________________


III. AVAILABILITY

                                                               Amount

(A)  Gross Reported Inventory

Less WIP

Less unpaid and/or unconsigned in transits
Less duty/freight on paid in transits consigned to BNY
Less unpaid royalties on finished goods (LDP and in transit) or prior shipments, and unpaid distribution costs
Less estimated negative variances on manufacturing
Less capitalised overhead in Inventory
Less obsolete/impaired/distressed/Out of Season Inventory
Less other (list)

(B) Total Ineligibles

Total eligible inventory (A) - (B)           --------------------------
Advance Percentage    _________              --------------------------
Inventory Availability _________             --------------------------
                                             --------------------------
Less Preferential Creditors                  --------------------------
Less Miscellaneous                           --------------------------
Inventory Advance Available                  --------------------------

IV.  RECONCILE TO PLAN AND PRIOR PERIOD

________________________________________________________________________________
                         Designation     General     Budget     Last Year
                         Reported        Ledger                 Comparative
                                                                Period
________________________________________________________________________________
Raw Material
________________________________________________________________________________
WIP
________________________________________________________________________________
Finished
Goods
________________________________________________________________________________
In Transit
________________________________________________________________________________
Total Invent.
________________________________________________________________________________
Mo.
Purchases
________________________________________________________________________________
Tot.  Ineligibles
________________________________________________________________________________
Open L/C's
________________________________________________________________________________
Open A/R
________________________________________________________________________________
Reported G/M
________________________________________________________________________________
Annual Inv.
Turn
________________________________________________________________________________
Prior Mo.
Sales
________________________________________________________________________________
Next Mo.
Sales
________________________________________________________________________________

Circle One: Designation report based on perpetual run, gross margin method, or physical count.

Attach discussion on variances to this report

V.   RECONCILE TO PLAN AND PRIOR PERIOD

I do hereby certify that I am authorised and qualified to compile, prepare and complete this report, and acknowledge that BNY is relying on the information contained in this report for credit accommodations to the company. I have also advised my accountants that information submitted to BNY International Limited is relied on for credit decisions.

I do also certify that the information in this report is accurate and complete. The value of the Inventory scheduled this report is represented to be at cost or lower of the market.

Company Name               ____________________________


Signature                  ____________________________


Title                      ____________________________

SIGNED AND DELIVERED AS A DEED BY
SAFETY 1ST (EUROPE) LIMITED acting by

 ......................... a Director and } .....................................


 ......................... a Director/Secretary*}................................

(Insert full names above and where
indicated by * clarify whether the person is a Director or a Secretary)

EXECUTED AS A DEED by                        )
                                             )

as Attorney for BNY INTERNATIONAL            ) /s/ Charles Anderson

LIMITED in the presence of                   )

/s/ E. Malkin

SIGNED AND DELIVERED AS A DEED BY
SAFETY 1ST (EUROPE) LIMITED ACTING BY


Andrew Ratcliffe a Director and )  /s/ Andrew Ratcliffe

Robert Jones     Secretary      )  /s/ Robert Jones

(Insert full names above and where
indicated by "clarify whether the person is a Director or a Secretary)


EXECUTED AS A DEED BY                )
                                     )
as Attorney for BNY INTERNATIONAL    )
LIMITED in the presence of           )







                                       42